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                                                                    EXHIBIT 10.2

                         COLLATERAL SECURITY AGREEMENT
                            (For Loan Transactions)

         THIS COLLATERAL SECURITY AGREEMENT (FOR LOAN TRANSACTIONS) (this "Agreement") dated the 27th of November, 1996, is executed by PONDER INDUSTRIES, INC., a Delaware corporation, authorized to do business in Texas, whose address for notice hereunder is 5005 Riverway Drive, Suite 550, Houston, Texas 77056 ("Borrower") and KBK FINANCIAL, INC., a Delaware corporation, authorized to do business in Texas, and doing business as PII/KBK Acceptance Corporation, whose address for notice hereunder is 2200 City Center II, 301 Commerce Street, Fort Worth, Texas 76102 ("Secured Party").

         SECTION 1. CREATION OF SECURITY INTEREST. Borrower hereby grants to Secured Party a security interest in the property described in Section 2 of this Agreement (the "Collateral") to secure performance and payment of (i) those certain promissory notes (the "Notes") of even date herewith, in the original principal amounts of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000), and THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000), executed by Borrower, payable to the order of Secured Party, bearing interest and being payable in the manner provided in the Notes, (ii) all renewals, extensions, modifications and rearrangements of either of the Notes, (iii) all obligations of Borrower under this Agreement, that certain Loan Agreement (the "Loan Agreement") of even date herewith by and between Borrower and Secured Party, and any related instrument or agreement, and any and all extensions, renewals, modifications or rearrangements thereof, (iv) all obligations of Borrower, as seller, under a Revolving Account Transfer and Purchase Agreement (the "Batch Purchase Agreement") if, as and when executed by and between Borrower and KBK, and any and all extensions, renewals, modifications or rearrangements thereof, and all related instruments and agreements (all of the foregoing described in this Section 1 is referred to herein as the "Secured Indebtedness").

         Some of the terms used herein are defined in the Loan Agreement to which reference is hereby made for all purposes.

         SECTION 2.  COLLATERAL.  The Collateral of this Agreement is:

                 All Accounts. All accounts, contract rights, rights to the payment of money including, but not limited to, tax refund claims, insurance proceeds, proceeds from tort claims and any rent payable due or to become due under any rent or lease contracts (hereinafter sometimes collectively referred to as "Accounts"), now owned or existing as well as any and all that may hereafter arise or be acquired by Borrower, and all the proceeds and products thereof, including without limitation, all notes, drafts, acceptances, instruments and chattel paper arising therefrom, and all returned or repossessed goods arising from or relating to any such accounts, or other proceeds or products of any sale, lease, rental or other disposition of Borrower's inventory.

                 All Inventory. All of Borrower's inventory, including all goods, merchandise, raw materials, goods or work in process, finished goods and other tangible personal property, wheresoever located, now owned or hereafter acquired and held for sale, rent or lease or furnished or to be furnished under contracts for service or used or consumed in Borrower's business and all additions and accessions thereto and contracts with respect thereto and all documents of title evidencing or representing any part thereof, and all products and proceeds thereof. Without limitation of the foregoing, inventory shall include all of Borrower's (i) revenue producing tools, (ii) components, subassemblies, and expendable (replacement) parts of or for revenue producing tools,
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(iii) revenue producing tools in production, and (iv) raw materials used to build the assets described in the foregoing clauses (i), (ii) and (iii).

                 All Equipment. All equipment of every nature and description whatsoever now owned or hereafter acquired by Borrower including all appurtenances and additions thereto and substitutions therefor, wheresoever located, including all tools, parts and accessories used in connection therewith. As used herein, the term "equipment" shall not include inventory as herein defined.

                 General Intangibles. All general intangibles including, but not limited to, goodwill, engineering drawings and customer lists, and other personal property now owned or hereafter acquired by Borrower other than goods, accounts, chattel paper, documents and instruments.

                 Chattel Paper. All of Borrower's interest under chattel paper, lease agreements and other instruments or documents, whether now existing or owned by Borrower or hereafter arising or acquired by Borrower, evidencing both a debt and security interest in or lease of specific goods.

                 Instruments. All of Borrower's now owned or existing as well as hereafter acquired or arising instruments (other than stock of the Subsidiaries) and documents.

                 Rental Agreements. Without limiting the foregoing, all of the Borrower's right, title and interest in and to the following whether now existing or hereafter arising or entered into: all agreements (the "Rental Agreements") entered into by Borrower, as lessor, for the lease, rental or conditional sale of inventory or equipment, or both (together with all monies and claims for monies which may arise out of the Rental Agreements, all claims, rights, powers, privileges and remedies of Borrower thereunder and, to the extent not included in the foregoing, any and all proceeds of any and all of the foregoing).

                 Residuals.       All sums due to Borrower from Secured Party
by way of advances, reserves, residuals, and any other amounts so due at any time.

                 Other.   All sums now or hereafter on deposit in any deposit
account maintained by Secured Party or a third party as agent or bailee for KBK for the deposit and collection of remittance drafts and other proceeds of Collateral, and all money received from any source and held or due to Borrower by Secured Party, and all money heretofore delivered or which shall hereafter be delivered to or come into the possession, custody or control of Secured Party in any manner or for any purpose whatever during the existence of this Agreement, and whether held as reserves or a general or special account, or otherwise, including, without limitation, all rights, title and interest of Borrower in and to Deposit Account No. _________ at Bank One Texas, N.A., Houston, Texas.

         The term "Collateral" as used in this Agreement shall mean and include, and the security interest shall cover, all of the property described in this Section 2, as well as any accessions, additions and attachments thereto and the proceeds and products thereof, including without limitation, all cash, general intangibles, accounts, inventory, equipment, fixtures, notes, drafts, acceptances, securities, instruments, chattel paper, insurance proceeds payable because of loss or damage, or other property, benefits or





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rights arising therefrom, and in and to all returned or repossessed goods arising from or relating to any of the property described herein or other proceeds of any sale, rental, lease or other disposition of such property.

         All terms not otherwise defined herein or defined in the Loan Agreement and which are defined in the Uniform Commercial Code adopted in the State of Texas in effect on the date of execution hereof, shall have the meaning ascribed to them in the Uniform Commercial Code adopted in the State of Texas in effect as of the date of execution hereof and set forth in any amendment to the Uniform Commercial Code adopted in the State of Texas to become effective after the date of execution hereof.

         SECTION 3.  PAYMENT OF OBLIGATIONS.

         3.1 Direct Obligations. Borrower shall pay to Secured Party all amounts owing under the Notes in the manner specified in the Notes and shall pay to Secured Party any sum or sums due or which may become due pursuant to any other document, agreement or instrument evidencing the Secured Indebtedness.

         3.2 Expenses. Borrower shall pay to Secured Party on demand all expenses and expenditures, including reasonable attorneys' fees and other legal expenses incurred or paid by Secured Party in exercising or protecting its interests, rights and remedies under this Agreement, plus interest thereon at the maximum non-usurious rate permitted by applicable law with respect to Borrower.

         3.3 Acceleration. Borrower shall pay immediately, without notice, the entire unpaid Secured Indebtedness to Secured Party upon the occurrence of an Event of Default hereunder and/or the acceleration of the Secured Indebtedness as provided for in the Loan Agreement.

         SECTION 4. BORROWER'S REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Borrower represents, warrants and agrees that:

         4.1 Valid Accounts. Each Account will represent the valid and legally enforceable indebtedness of a bona fide account debtor arising from the sale or lease of goods or rendition of services by Borrower, will be subject to no setoffs, counterclaims or defenses; the amount shown as to each Account on Borrower's books will be the true and undisputed amount owing and unpaid thereon, payable in full at the time referred to in the invoice or, if no time is specified, within thirty (30) days from the date of the particular invoice, and Borrower has no knowledge of any fact or circumstance that would impair the validity or enforceability of any Account.

         4.2 Title: No Financing Statement. Except for (i) security interests granted hereby and under the Batch Purchase Agreement, (ii) any other security interests in favor of Secured Party, and (iii) Permitted Liens, absolute title to all the Collateral, free and clear of all liens, security interests and encumbrances, is, or at the time of acquisition thereof will be, vested in Borrower. The liens and security interests in the Collateral in favor of Secured Party shall be first priority, perfected liens and security interest. No financing statement or security agreement covering any of the Collateral or its proceeds is on file in any public office, except as herein set forth.





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         4.3     Information.  All information supplied and statements made by
Borrower or any guarantor of all or any part of the Secured Indebtedness in any financial, credit or accounting statement or application for credit prior to, contemporaneously with or subsequent to the execution of this Agreement are and shall be true, correct, complete, valid and genuine.

         4.4 Place of Business: Records: Inspections. The chief executive office of Borrower is the address shown on the first page of this Agreement. Borrower will immediately notify Secured Party in writing of any change in Borrower's chief executive office. Borrower will (i) keep such books and records pertaining to the Collateral at such chief executive office and at such office or offices of Borrower as shall be approved in writing by Secured Party;
(ii) permit Secured Party or its officers, agents, attorneys or accountants at any time to inspect the Collateral and the books and records of Borrower pertaining to the Collateral, and assist in such inspections; and (iii) furnish to Secured Party such information and reports regarding the Collateral as Secured Party may from time to time require.

         4.5 Collateral Locations. (a) To the best of Borrower's knowledge, the Borrower has possession and control of its inventory and equipment, except for (i) inventory rented, leased, subleased, consigned for sale or rental, sold by conditional sale or on demonstration to any customer or sales agent in the ordinary course of the Borrower's business, (ii) inventory or equipment in transit in the ordinary course of the Borrower's business,
(iii) inventory or equipment under repair or maintenance by parties other than the Borrower, (iv) inventory and equipment in the possession of persons who are providing specialized fabrication of component parts in the ordinary course of the Borrower's business and (v) equipment at store points and sales locations owned or leased by Borrower and leased or subleased to third parties or otherwise not occupied by the Borrower.

         (b) To the best of Borrower's knowledge, the list attached hereto as Exhibit "A" accurately and completely describes all current locations of any and all inventory and equipment owned by Borrower except for the inventory and equipment described in the foregoing subclauses 4.5(a)(i) through (v).

         (c) Commencing on the date hereof, Revenue Producing Assets with an original cost basis of not less that $12,000,000.00 will be located at all times in Eligible Jurisdictions (as hereinafter defined). For purposes of this clause 4.5(c), the term "Revenue Producing Assets" shall include Borrower's revenue producing tools, components, subassemblies, and expendable (replacement) parts of or for revenue producing tools, revenue producing tools in production, and raw materials sued to build the foregoing assets, but shall not include any assets (other than those assets for which the Borrower has properly complied with the filing and notice requirements of Section 9.115 of the UCC) sold or delivered on a "sale on approval" or a "sale or return"(as each of those terms are defined in Section 2.326 of the UCC), or on consignment, on memorandum, or on a guaranteed sale basis (collectively, the "Consignment Assets"), and the original cost basis of any of such Consignment Assets shall not be included in the calculation of the original cost basis of the Revenue Producing Assets pursuant to this clause 4.5(c). All of Borrower's equipment that are based in the United States of America will be located at all times in Eligible Jurisdictions (except for equipment described in subclauses 4.5(a)(ii), 4.5(a)(iii), and 4.5(a)(iv) above, which, to the extent





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they are not located in Eligible Jurisdictions, shall at no time constitute a material portion of the Borrower's equipment based in the United States). The Term "Eligible Jurisdictions" means at any time with respect to any Collateral
(i) the states listed on Exhibit B attached hereto or, if any such state is designated on Exhibit B as a "Non-Central Filing State," the counties or parishes listed on Exhibit B and (ii) any other jurisdiction in the United States in which Collateral is located so long as Borrower delivers to Secured Party written notice that Collateral is, or is to be, located in that jurisdiction within sufficient time to permit Secured Party to continue its security interest in such Collateral on a continuous basis and Borrower provides to Secured Party financing statements or other documents reasonably required by Secured Party to perfect a first priority security interest (subject only to Permitted Liens) in such Collateral.

         4.6 Notice to Clients. At any time and from time to time upon Secured Party's request after the acceleration of the Secured Indebtedness, Borrower will give such notice in writing as Secured Party may require to any or all account debtors and lessees indebted on all or any of the Accounts and Rental Agreements and, if Secured Party shall so request, deliver to Secured Party copies of any and all such notices.

         4.7 Fees and Assessments; No Encumbrances. Borrower shall promptly pay when due all taxes, assessments, license fees, registration fees, and governmental charges levied or assessed against Borrower or with respect to the Collateral or any part thereof except for those being contested in good faith by appropriate proceedings and against which Borrower has set up adequate reserves in accordance with GAAP. Borrower shall keep the Collateral, including the proceeds from any disposition thereof, free from liens, encumbrances, and security interests. Borrower will not pledge, mortgage or otherwise encumber, or create or suffer a security interest to exist in, any of the Collateral to or in favor of anyone other than Secured Party or under the Batch Purchase Agreement.

         4.8 Additional Documentation. Borrower will sign and execute alone or with Secured Party any financing statement or other document or procure any document, and pay all connected costs, necessary to create or perfect the security interests, rights and remedies intended to be created by this Agreement under the laws of each jurisdiction where any of the Collateral may be located. Borrower shall furnish, at Borrower's sole cost and expense, a waiver agreement in form and substance satisfactory to Secured Party, of all liens of any landlord relating to any portion of the Collateral that is or that may be located on leased premises.

         4.9 Protective Action. Borrower will, at its own expense, do, make, procure, execute and deliver all acts, things, writings and assurances as Secured Party may at any time request to protect, assure or enforce its interests, rights and remedies created by, provided in or emanating from this Agreement.

         4.10 Insurance. Borrower will have and maintain or cause to be maintained insurance at all times with respect to all its properties (including the Collateral) against risks of fire, theft and such other risks as are customary in Borrower's industry and consistent with good business practices.

         4.11 Accounts as Proceeds. All Accounts and Rental Agreements that are proceeds of Inventory shall be subject to the security interest granted hereby and all of the other terms and provisions hereof.





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         4.12    Condition.  Borrower shall maintain, service and repair the
Collateral so as to keep it in good working order and condition in all material respects. Borrower shall replace within a reasonable time all parts that may be worn out, lost, destroyed or otherwise rendered unfit for use, with appropriate replacement parts except that tools which, in the ordinary course of its business, Borrower determines to be worn out or obsolete may be sold as scrap. Borrower shall obtain and maintain in good standing at all times all applicable material permits, licenses, registrations and certificates relating to the Collateral in all material respects.

         4.13 No Transfer or Pledge. Except as otherwise provided herein or in the Loan Agreement with respect to inventory, Borrower shall not, without the prior written consent of Secured Party, sell, assign, transfer, lease, charter, encumber, pledge, mortgage, hypothecate or dispose of the Collateral, or any part thereof, or interest therein, or offer or contract to do any of the foregoing except for sales and dispositions of Collateral which is worn out, obsolete or not necessary to Borrower's operations and which occur in the ordinary course of Borrower's business.

         4.14 Notices and Reports. Borrower shall promptly notify Secured Party of any additions or changes to Exhibit A hereto. Borrower shall furnish such other reports, information and data regarding the Collateral and such other matters as Secured Party may reasonably request from time to time.

         4.15 Protection of Collateral. Secured Party, at its option, at any time before or after the occurrence and during the continuance of an Event of Default, but without any obligation whatsoever to do so, may (a) discharge taxes, claims, charges, liens, security interests, assessments or other encumbrances of any and every nature whatsoever (other than Permitted Liens) at any time levied, placed upon or asserted against the Collateral, or any portion thereof, (b) place and pay for insurance on the Collateral, or any portion thereof, to the extent such insurance is required by the Loan Agreement, including insurance that only protects Secured Party's interest, (c) pay for the repair, improvement, testing, maintenance and preservation of the Collateral, or any portion thereof, (d) pay any filing, recording, registration, licensing or certification fees or other fees and charges related to the Collateral, or any portion thereof, or (e) take any other action to preserve and protect the Collateral, or any portion thereof, and Secured Party's rights and remedies under this Agreement as Secured Party may deem necessary or appropriate. Borrower agrees that Secured Party shall have no duty or obligation whatsoever to take any of the foregoing actions. Borrower agrees to promptly reimburse Secured Party upon demand for any payment made or any expense incurred by the Secured Party pursuant to this authorization. These payments and expenditures, together with interest thereon from date incurred until paid by Borrower accruing at a rate equal to the rate then being paid by the Borrower with respect to loans made pursuant to the Loan Agreement, which Borrower agrees to pay, shall constitute additional Obligations and shall be secured by and entitled to the benefits of this Agreement.

         4.16 Use of Inventory. Unless and until the privilege of Borrower to use inventory in the ordinary course of Borrower's business is revoked by Secured Party upon the occurrence and during the continuance of an event of default, Borrower may use the inventory in any manner not consistent with this Agreement, may sell or lease that part of the Collateral consisting of inventory provided that all such sales and leases are in the ordinary course of business, and may use and consume any raw materials or supplies that are necessary in order to carry on Borrower's business. A sale in the





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ordinary course of business does not include a transfer in partial or total satisfaction of a debt.

         SECTION 5. EVENTS OF DEFAULT. Borrower shall be in default under this Agreement (herein called an "Event of Default") upon the happening of any of the following events:

                 (1) The occurrence of a default or an event of default under the Notes;

                 (2) The occurrence of a default or an Event of Default under the Loan Agreement or the Batch Purchase Agreement;

                 (3) The default by Borrower in the punctual performance of any of the obligations, covenants, terms or provisions contained or referred to in this Agreement; or

                 (4) Any warranty, representation, or statement made by or on behalf of Borrower in connection with this Agreement, the Notes, the Loan Agreement or the Batch Purchase Agreement proves to have been false in any material respect when made or furnished or becomes materially false while any of the Secured Indebtedness is outstanding.

         SECTION 6.  SECURED PARTY'S RIGHTS AND REMEDIES.

         6.1     Rights Exclusive of an Event of Default.

                 (a) Secured Party shall at all times have the right to apply the proceeds of any of the Collateral as set forth herein immediately upon receipt or collection of such proceeds, including the express right of setoff against any sums owed by or held by Secured Party to or for Borrower.

                 (b) Secured Party shall not be required to take any steps necessary to preserve the rights of the Collateral, except as required by law. Secured Party's duty with respect to the Collateral shall be solely to use reasonable care in the custody and preservation of Collateral in Secured Party's possession. Borrower agrees Secured Party shall have no responsibility for the operation or condition of the Collateral including, without limitation, any items acquired with the proceeds of the Notes.

                 (c) Secured party shall have the rights and remedies of a secured party under the Texas Business and Commerce Code and under the other applicable laws of each state having jurisdiction over the Collateral or any part thereof. The rights and remedies of Secured Party hereunder are cumulative, and the exercise of any one or more of the rights or remedies provided for herein shall not be construed as a waiver of any of the other rights or remedies of Secured Party. At its option, Secured Party may exercise any and all rights and remedies available to it under the Notes and the Loan Agreement.

                 (d) Borrower agrees that, in performing any act under this Agreement, time shall be of the essence and Secured Party's acceptance of a partial or delinquent payment or payments, or the failure of Secured Party to exercise any right or remedy,





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shall not be a waiver of any obligation of Borrower or any right of Secured
Party or constitute a waiver of any other similar default subsequently occurring.

         6.2     Rights in Event of Default.

                 (a) Upon the occurrence of an Event of Default hereunder, and at any time thereafter, in addition to the rights granted pursuant to
Section 6.1 hereof, but subject to the provisions of the Notes, Secured Party may declare the Secured Indebtedness immediately due and payable. Upon the acceleration of the Secured Indebtedness, Secured Party shall have the right to sell, lease or otherwise dispose of any or all of the Collateral and the right to take possession of the Collateral, and for that purpose Secured Party may enter upon any premises on which the Collateral or any part thereof may be situated and remove the Collateral or books and records evidencing same, or may require Borrower to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will send Borrower reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or other disposition thereof is to be made. The requirement of sending reasonable notice shall be met if such notice is mailed, postage prepaid, to Borrower at the address designated in this Agreement at least five (5) days before the time of the sale or disposition. Expenses of retaking, holding, preparing for sale, selling or the like shall include Secured Party's attorneys' fees and legal expenses, plus interest thereon at the maximum non-usurious rate permitted by applicable law with respect to Borrower and shall constitute part of the Secured Indebtedness. Borrower shall remain liable for any deficiency.

                 (b) Secured Party may, but is not obligated to, exercise at any time and from time to time after the acceleration of the Secured Indebtedness, in its name or in the name of Borrower, all or any of Borrower's rights including, but not limited to, the following powers, with respect to all or any of the Collateral:

                          (1) to instruct account debtors and lessees to pay Accounts and Rental Agreements directly to Secured Party or to a post office box address over which Secured Party has control;

                          (2) to demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due upon or by virtue thereof;

                          (3) to receive, take, execute, sign, endorse, transfer, assign and deliver any and all checks, notes, drafts, documents and other negotiable and non-negotiable instruments and chattel paper taken or received by Secured Party in connection therewith;

                          (4) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

                          (5) to sell, transfer, assign or otherwise deal in or with the Collateral or the proceeds or avails thereof or the relative goods, as fully and effectually as if Secured Party were the absolute owner thereof; and





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                          (6)     to extend the time of payment of any or all
         thereof and to make any allowance and other adjustments with reference thereto;

provided, however, the exercise by Secured Party of or failure to so exercise any such authority shall in no manner affect Borrower's liability to Secured Party hereunder or under the Notes or under any other document, agreement or instrument evidencing or securing any of the Secured Indebtedness, and provided further that Secured Party shall be under no obligation or duty to exercise any of the powers hereby conferred upon it and it shall be without liability for any act or failure to act in connection with any of the Collateral.

                 (c) Any amounts held, realized or received by Secured Party from any sale or other disposition of the Collateral or any part thereof, and all amounts received by Secured Party pursuant to the collection of any Accounts, shall be applied by Secured Party in the following order:

                          (1) First, to all costs, expenses and liabilities of Secured Party (including attorneys' fees and expenses) incurred in connection with the custody, preservation, use or operation of the Collateral; the sale of, collection from or other realization upon Collateral; and the exercise of Secured Party's rights under this Agreement;

                          (2) Second, to the payment of the Secured Indebtedness and/or the protection of Secured Party's interest in the Collateral;

                          (3) Third, to the payment or other satisfaction of any other liens or encumbrances upon any of the Collateral;

                          (4) Fourth, to Borrower or its successors or assigns, or such other party as may be legally entitled thereto, or as a court of competent jurisdiction may direct.

                 (d) Secured Party may remedy any default and may waive any default without waiving the default remedied or without waiving any other prior or subsequent default.

                 (e) SECURED PARTY MAY ENFORCE ITS RIGHTS UNDER THIS AGREEMENT WITHOUT RESORT TO PRIOR JUDICIAL PROCESS OR JUDICIAL HEARING, AND BORROWER EXPRESSLY WAIVES, RENOUNCES AND KNOWINGLY RELINQUISHES ANY LEGAL RIGHT WHICH MIGHT OTHERWISE REQUIRE SECURED PARTY TO ENFORCE ITS RIGHTS BY JUDICIAL PROCESS. IN SO PROVIDING FOR A NON JUDICIAL REMEDY, BORROWER RECOGNIZES AND CONCEDES THAT SUCH A REMEDY IS CONSISTENT WITH THE USAGE OF THE TRADE, IS RESPONSIVE TO COMMERCIAL NECESSITY AND IS THE RESULT OF BARGAINING AT ARMS LENGTH. NOTHING IN THIS AGREEMENT IS INTENDED TO PREVENT BORROWER OR SECURED PARTY FROM RESORTING TO JUDICIAL PROCESS AT EITHER PARTY'S OPTION.





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         SECTION 7.  ADDITIONAL AGREEMENTS.

         7.1 Parties. Secured Party", "Borrower", and "account debtor" as used in this Agreement include all successors, assigns, legal representatives, heirs, executors and receivers, of those parties.

         7.2 Section Headings. The section headings appearing in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Agreement.

         7.3 Use of Copies. Any carbon, photographic or other reproduction of this Agreement or any financing statement signed by Borrower is sufficient as a financing statement for all purposes, including without limitation, filing in any state as may be permitted by the provisions of the Uniform Commercial Code of such state.

         7.4 Defined Terms. Terms used in this Agreement which are defined in the Texas Business and Commerce Code are used with the meanings as therein defined.

         7.5 Gender. The use of any gender in this Agreement shall be applicable to all genders.

         7.6 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, and the remaining provisions of this Agreement shall be in full force and effect.

         7.7 Applicable Law: Place of Payment. The law governing this Agreement shall be that of the State of Texas, and all payments and obligations shall be made and performed in Fort Worth, Tarrant County, Texas, unless otherwise agreed.

         7.8 Notices. All notices required or permitted to be given hereunder shall be in writing and shall be personally delivered, or sent by registered or certified mail, to the addresses set forth on the first page of this Agreement. The date of personal delivery, or the date of mailing, shall be deemed to be the date of notice. Any party may, by proper written notice hereunder, change the address to which notices to such party shall thereafter be sent.

         7.9 Assignment by Secured Party. This Agreement and Secured Party's rights hereunder may be assigned by Secured Party, and in any such case the assignee shall be entitled to all of the rights, privileges and remedies granted in this Agreement to Secured Party.

         7.10 Waiver of Rights. Borrower waives any right to require Secured Party to file suit against any other party or take any other action against such other party or such other party's property as a prerequisite to Secured Party's taking any action or bringing any suit against Borrower under this Agreement.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]





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
         7.11 Savings Clause. The usury savings clause provided in Section 11.F of the Loan Agreement is incorporated by reference into this Agreement and is made a part hereof for all purposes; it being agreed that all rights and remedies of Secured Party hereunder are subject to and entitled to the benefit of the terms of such usury savings clause.

          EXECUTED AND EFFECTIVE as of the date first set forth above.

                                           BORROWER:

                                           PONDER INDUSTRIES, INC.


                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


Exhibits
--------

Exhibit A - Location of Collateral

Exhibit B - States in Which Collateral is Located





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